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                                                                   EXHIBIT 10.72


                RUN OFF CLAIM ADMINISTRATION SERVICES AGREEMENT

     THIS RUN OFF CLAIM ADMINISTRATION SERVICES AGREEMENT ("Agreement") is effective as of the 7th day of June, 2001 ("Effective Date"), by and between INSURANCE MANAGEMENT SOLUTIONS, INC. ("IMS"), a corporation organized and existing under the laws of the State of Florida with its principal place of business located at 360 Central Avenue, St. Petersburg, Florida 33701, and each of BANKERS INSURANCE COMPANY ("BIC") and FIRST COMMUNITY INSURANCE COMPANY ("FCIC"), herein collectively referred to as "Customer", having their principal place of business at 360 Central Avenue, Saint Petersburg, Florida 33701.

     WHEREAS, Customer wishes to engage the services of IMS to administer certain of the Customer's run off claim administration obligations for business ("Heartland Business") previously administered by Heartland Claim Services, Inc. and Heartland Insurance Marketing Group, Inc. pursuant to that certain Managing General Agency Agreement between each of BIC and FCIC dated July 1, 2000;

     WHEREAS, IMS wishes to provide such services as set forth herein.

     NOW THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto do covenant and agree as follows:

ARTICLE I.     DEFINITIONS

Unless the context clearly requires otherwise, the following terms when used in this Agreement shall have the meanings set forth below:

A. "Affiliate" is any company which controls, is controlled by, or under common control with, a party, and "control" is defined as owning 50% or more of such entity.

B. "Authorized Lines of Business" means the lines of business expressly set forth in SCHEDULE A of this Agreement.

C. "Authorized States" means the states expressly set forth in SCHEDULE A of this Agreement.

D. "Business Day" means any day other than a Saturday, Sunday or other day which is a bank holiday for Florida State banks or an IMS paid holiday (New Year's Day, Memorial Day, Independence Day, Thanksgiving Day, day after Thanksgiving, Christmas Eve (after 12 P.M. Eastern Standard Time) and Christmas Day).

E. "Change of Control" means (a) a sale, transfer or pledge, or the issuance to a new shareholder, of fifty (50%) percent or more of the voting stock of a party hereto to any third party that is not an Affiliate of such party; or (b) a sale, transfer or pledge of a substantial portion of the material assets of a party, or any merger or consolidation of a party with a non-affiliated entity or entities.

F. "Run Off Claim Services" means the services to be rendered pursuant to this Agreement and as more specifically set forth on EXHIBIT I, attached hereto, in the Authorized States, and all applicable laws and regulations.

G. "Insurance Program" means the Heartland Business within the Authorized Line(s) of Business to be offered within the Authorized States.

H. "Technical Information" means and shall include (without limitation) computer programs, databases, designs, algorithms, processes, structures, data formats, business methods, know how, and research and development information.

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ARTICLE II.    TERM

The initial term of the Agreement shall commence on the Effective Date and shall have a term of Eighteen (18) calendar months following the Effective Date ("Initial Term"), unless terminated earlier pursuant to the termination provisions within Article VIII or as otherwise provided herein. Following the Initial Term, this Agreement may be terminated by either party, for any reason or no reason, upon ninety (90) days prior written notice, unless terminated earlier pursuant to the termination provisions within Article VIII. Provided, however, either party may provide notice to the other not less than ninety (90) days prior to the end of the Initial Term stating that this Agreement will terminate at the end of the Initial Term.

ARTICLE III.   RESPONSIBILITIES OF IMS

A. IMS shall dedicate the human, equipment and computer resources commercially reasonably required to provide Customer with the Run Off Claim Services, during the term of this Agreement, for the Insurance Program within the Authorized States.

B. IMS shall designate an employee ("Account Manager") of sufficient status and binding discretionary, decision making authority to act as liaison with Customer to facilitate IMS' performance of the Run Off Claim Services under this Agreement. The Account Manager shall provide written and/or oral communication of the status of administration of the Run Off Claim Services as agreed to by and between Account Manager and Customer.

C. IMS shall, based on accepted industry standards and in accordance with generally accepted insurance and accounting practices, as designated by the applicable regulatory bodies, maintain complete and orderly copies of all records and policy and/or claims files as may be required as a result of IMS performing the Run Off Claim Services on behalf of Customer. These copies shall be retained by IMS, in a format or media defined by IMS which shall be in compliance with applicable laws and regulations. Upon termination of this Agreement all original records shall automatically be returned to Customer at its expense; however, IMS shall be entitled to retain copies thereof so long as IMS complies with the confidentiality provisions of Article V hereof.

D. IMS shall maintain an errors and omissions policy issued by an insurance carrier reasonably acceptable to Company, with policy limits of no less than the greater of (i) One Million ($1,000,000) Dollars or (ii) an amount sufficient to satisfy the financial responsibility requirements of the insurance codes of applicable states, and with a deductible no greater than Fifty Thousand ($50,000) Dollars. IMS agrees to maintain coverage in force thereunder by replacement or renewal of the policy or by the purchase of an extended claims reporting provision for a period of not less than one (1) year subsequent to the expiration date of this Agreement. The Company reserves the right to verify coverage at any time.

E. IMS shall maintain all licenses and regulatory approvals necessary to conduct business contemplated by this Agreement. The IMS shall be and remain in compliance with all laws and regulations which has any affect on any performance by IMS under this Agreement.

ARTICLE IV.    RESPONSIBILITIES OF CUSTOMER

A. During the term of this agreement, customer shall provide to IMS, in a timely manner, any and all data, information and other items reasonably required to enable IMS to perform the Run Off Claim Services specified in
     EXHIBIT I of this Agreement. Customer represents and warrants to IMS that it owns and possesses all property rights to its corporate and subsidiary logos and hereby grants and warrants to IMS a limited, non-transferable, non-assignable, license to use Customer's corporate and subsidiary logos (and any other copyrighted or trademarked property of Customer that may be provided to IMS under this Agreement) while performing and only in conjunction

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     with business directly related to the Run Off Claim Services. Customer acknowledges and agrees that delays in delivery of required documentation, data and/or information by Customer will result in a similar delay in fulfilling Run Off Claim Services, and that such a delay in performing the Run Off Claim Services shall not be deemed a breach of the Agreement.

B. CUSTOMER ACKNOWLEDGES AND AGREES THAT IMS ASSUMES NO INSURANCE COVERAGE RISK FOR THE BUSINESS PROCESSED UNDER THIS AGREEMENT.

C. Customer shall designate manager level employee(s) of sufficient status and binding decision making authority to act as a liaison with IMS and to facilitate Customer's role as IMS performs the Run Off Claim Services specified in EXHIBIT I of this Agreement.

ARTICLE V.     CUSTOMER ACCESS TO RECORDS/CONFIDENTIAL INFORMATION

A. At Customer's expense, Customer will be permitted reasonable access (as set forth herein) to all records and information maintained by IMS on behalf of Customer (excluding, specifically, proprietary Technical Information) for any reason related to the Run Off Claim Administration Services.

     Access to IMS' records, for the foregoing purposes, will be provided on any Business Day during normal business hours upon twenty four (24) hours prior written notice to IMS by Customer for so long as IMS is required to maintain such records under this Agreement; except in the case of regulatory inquiry, in which case access will be granted on any Business Day with twelve (12) hours of prior written notice to IMS.

     At Customer's expense, Customer will be permitted to copy those IMS records subject to audit in accordance with this Article. Upon written request by Customer, and at Customer's expense, IMS will promptly mail or fax to Customer supporting documentation concerning any specific transaction processed by IMS under the terms of this Agreement.

     IMS will provide reasonably adequate workspace for Customer to conduct audits in accordance with this Article. Further, Customer or its representatives shall take precautions, when conducting audits under this Article, not to disrupt IMS' ongoing business activities.

B. The recipient ("Recipient") of confidential data and/or information pursuant to this Agreement shall maintain the confidentiality of all data and/or information which is the property of the other party ("Disclosing Party"), whether originally supplied by the Disclosing Party, or whether generated by the Disclosing Party in the course of performing under this Agreement and which is directly accessible to the Recipient or is in possession of Recipient in its implementation, facilitation and/or performance of this Agreement. During any term of this Agreement, Recipient may acquire, know, or have within its possession, information (including, but not limited to, Technical Information) and/or data of the Disclosing Party concerning commercial and trade affairs, rating and underwriting rules and guidelines, the identity of clients, the identity of insureds and beneficiaries, claims, benefits, rates and Agents, financial information, the Proprietary System (as defined at Article VII (A) herein), the Third Party Proprietary System (as defined in Article VII (B) herein) and business practices of the Disclosing Party ("Confidential Information"). Confidential Information which is provided in tangible form must be clearly marked "Confidential", "Proprietary" or the substantial equivalent thereof, or if orally disclosed must be clearly identified as "Confidential" or "Proprietary" at the time of the disclosure (except for IMS' Technical Information, the identity of Customer's clients, the identity of Customer's insureds and beneficiaries, claims, benefits, and Agents, which will be deemed "Confidential Information" under this Agreement, regardless of whether marked as such). Except as required by law, Recipient shall keep Disclosing Party's Confidential Information confidential and shall only use the Confidential Information in performing or facilitating the Run Off Claim Services under this

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     Agreement. Recipient shall not disclose the Confidential Information without Disclosing Party's prior written permission except to Recipient's employees who require the information to perform or facilitate the Run Off Claim Services under this Agreement. Each party hereto, as a Recipient, warrants to the other that appropriate measures shall be taken by Recipient to safeguard the confidentiality of the Confidential Information, with a level of care at least equal to the level of care with which Recipient safeguards its own confidential or proprietary information. All employees, agents or representatives of Recipient and any third parties who are given access to the Confidential Information shall be under obligation to Recipient to maintain such information in confidence.

     IMS and Customer agree that any Recipient shall have no obligation with respect to any information or data which:

     a) is already rightfully known to Recipient through means other than Disclosing Party; or
     b)   is or becomes publicly known through no wrongful act of Recipient; or
     c) is rightfully obtained by Recipient from a third-party without similar restriction and without breach of this Agreement; or
     d) is independently developed by Recipient without breach of this Agreement.

     Disclosing Party shall retain title to all Confidential Information (whether tangible or intangible) delivered thereby pursuant to this Agreement. Recipient shall not copy, reproduce or use any Confidential Information without written authorization of Disclosing Party, except as may be reasonably required to accomplish the Run Off Claim Services under this Agreement. Upon written request of Disclosing Party Recipient shall promptly return, or destroy with specific written permission of the Disclosing Party, all tangible copies containing Confidential Information, except those copies kept in the regular course of business, or that are required to be kept pursuant to any state or federal administrative, regulatory or statutory mandates. The obligations under this Article V (B) shall survive the termination of this Agreement. Notwithstanding the foregoing, this Article shall not prevent the disclosure of Confidential Information to the extent legally required by any court or regulatory entity having jurisdiction over the parties.

     For purposes of Article V (B), Recipient and Disclosing Party shall include within their meaning all agents of the Recipient and Disclosing Party.

ARTICLE VI. EXPENSES AND FEES

A. In consideration of IMS providing Run Off Claim Services described herein, Customer shall pay IMS, as applicable, the fees specified in the pricing schedule ("SCHEDULE B") attached hereto and by reference herein made a part of this Agreement (the "Fees"). The performance by IMS of any service or function that is outside of the scope of the Run Off Claim Services shall require the payment by Customer of additional consideration as mutually agreed between IMS and Customer.

B. Customer shall reimburse IMS for necessary travel, living and out-of-pocket expenses reasonably incurred and approved in advance by Customer (except those travel, living and out of pocket expenses incurred prior to the execution of this Agreement and related to the Run Off Claim Services) by IMS personnel in the performance the Run Off Claim Services under this Agreement.

C. Subject to the terms of this Agreement, all Fees and expenses to be payable by Customer to IMS or any third party under this Agreement shall be paid within thirty (30) calendar days after Customer's receipt of IMS' monthly statement for all services provided to Customer under this Agreement. IMS will calculate the fees owned to IMS by Customer and will send a statement to Customer within two (2) weeks of the last day of the month for which fees are owed. Customer's


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     failure to pay all fees and expenses when due shall be considered a material breach of this Agreement. Further, if Customer fails to pay any fees and expenses due IMS as herein provided, Customer shall pay to IMS in addition to all sums otherwise due, interest which shall accrue at 1.5% per month on such delinquency from the date the fees or expenses became past due. Failure or forbearance to exercise any of its rights and privileges hereunder shall not constitute the forfeiture or waiver of such rights and privileges on the part of IMS.

D. Following the expiration of the Initial Term (and thereafter upon providing 180 days prior written notice), IMS may modify SCHEDULE B in its discretion to reflect any increase in the cost of providing the Run Off Claim Services (including, but not limited to statutory, regulatory, or judicial changes that require IMS to incur additional cost or expenses in performing the Run Off Claim Services) or to remain competitive with the rates currently being charged within the industry for like services. Any modification of SCHEDULE B shall be proposed to Customer at least six (6) months prior to the expiration of the Initial Term.

ARTICLE VII. LICENSE, TRADE SECRET AND PROPRIETARY RIGHTS

A. IMS from time to time may use its own proprietary computer software products and account servicing methods and procedures ("Proprietary System"), which are identified, described or referenced in EXHIBIT I hereto, in the performance of the Run Off Claim Services. During any term of this Agreement, IMS grants a personal, non-transferable, non-assignable, non-exclusive license to Customer to use portions of the Proprietary System as necessary for IMS to perform the Run Off Claim Services under this Agreement. Further, no provision within this Agreement shall be interpreted as prohibiting IMS from selling or licensing its Proprietary System to any other customer or prospective customer of IMS.

B. IMS, from time to time, may also use proprietary third party computer software products and third party account servicing methods and procedures ("Third Party Proprietary System"), which are identified, described or referenced in EXHIBIT I hereto in the performance of the Run Off claim Services. No provision within this Agreement shall be interpreted as prohibiting IMS or the Third Party Proprietary System vendor from selling or licensing the Third Party Proprietary System, or modifications and enhancements to the Third Party Proprietary System, to any other customer or prospective customer of IMS, so long as Customer's Confidential Information is not disclosed.

C. IMS, from time to time, may also use the Allenbrook system ("Allenbrook System"), which Customer presently has limited access to and which is identified, described or referenced in EXHIBIT I hereto in the performance of the Run Off Claim Services. During any term of this Agreement, and for so long as Customer has use of the Allenbrook System, Customer shall grant IMS access to use portions of the Allenbrook System as necessary for IMS to perform the Run Off Claim Services under this Agreement. However, if Customer no longer has access to the Allenbrook System, then IMS shall immediately discontinue use of the Allenbrook System and Customer's grant of access to the Allenbrook System shall immediately cease; provided, however, that IMS shall not be responsible for failing to perform Run Off Claims Services when such failure is a direct result of its lack of access to the Allenbrook System.

D. Other than the limited rights to use the Proprietary System and the Third Party Proprietary System, as provided in Article VII(A) and (B) above, this Agreement grants to Customer no right to possess or reproduce, download, reverse engineer, or obtain any other interest in, the Proprietary System or the Third Party Proprietary System, or their specifications in any tangible or intangible medium.

E. The obligations of Customer under this Article shall survive termination of this Agreement, regardless of the reason for termination.


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ARTICLE VIII. TERMINATION

A. Following the Initial Term, either party may terminate this Agreement, for any reason or for no reason, upon ninety (90) days prior written notice to the other party of its intent to terminate this Agreement.

B. Notwithstanding the foregoing paragraph (A), this Agreement shall also terminate:

     a) at the election of the Customer, upon written notice to IMS, if IMS becomes insolvent, if it makes an assignment for the benefit of its creditors, if a petition for relief under the United States Bankruptcy Code is filed by or against it and it is not dismissed within thirty
          (30) days of being filed, or if a trustee, receiver or other custodian of its assets is appointed; or

     b) at the election of IMS, upon written notice to Customer, if Customer becomes insolvent, if it makes an assignment for the benefit of its creditors, if a petition for relief under the United States Bankruptcy Code is filed by or against it and it is not dismissed within thirty
          (30) days of being filed, or if a trustee, receiver or other custodian of its assets is appointed (including, but not limited to, any proceeding pursuant to any state or federal action governing insurer insolvency); or

     c) at the election of the Customer, if IMS materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is given to IMS by the Customer; or

     d) at the election of IMS, if Customer materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is given to Customer by IMS; or

     e) at the election of IMS, upon written notice to Customer, in the event of a Change of Control of Customer unless (i) Customer has provided IMS not less than thirty (30) days advance written notice of the proposed Change of Control and (ii) IMS has agreed in writing to such Change of Control; or

     f) at the election of Customer, upon written notice to IMS, in the event of a Change of Control of IMS unless (i) IMS has provided Customer not less than thirty (30) days advance written notice of the proposed Change of Control and (ii) Customer has agreed in writing to such Change of Control; or

     g) at the election of IMS, upon thirty (30) days written notice to Customer, in the event that IMS is longer given access (whether by Customer or by denial of legal access) to the Allenbrook System or in the event that Customer and IMS are unable to agree to a Revised FTE (as defined in Schedule B) for 2002 or any subsequent year.

     The initiation under this Agreement of any dispute resolution procedure shall not prevent a party from terminating this Agreement in accordance with this Article VIII.

C. On expiration or termination of this Agreement, IMS shall return to Customer all open and closed claim files, and all of Customer's Confidential Information, in IMS' possession and related to the Run Off Claim Services provided by IMS during the term of this Agreement. Customer shall do the same, relative to IMS' Confidential Information, and shall cause Customer's agents and representatives (including, but not limited to, any third party given access to the Confidential Information) to do the same relative to IMS' Confidential Information. Customer shall pay IMS (in accordance with SCHEDULE B then in effect) any and all Claim Administration Fees,


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     Miscellaneous Fees and third party fees due IMS for Run Off Claim Services performed pursuant to this Agreement. IMS AND CUSTOMER SHALL COOPERATE IN ANY TRANSITION PERIOD DURING THE WIND-UP OF RUN OFF CLAIM SERVICES PROVIDED CUSTOMER UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT UPON TERMINATION OF THIS AGREEMENT CUSTOMER SHALL BECOME SOLELY ACCOUNTABLE AND SHALL ASSUME ALL RESPONSIBILITY FOR ANY PENDING CLAIM FILES PREVIOUSLY ADMINISTERED BY IMS UNDER THIS AGREEMENT EXCEPT FOR MATTER OCCURRING BETWEEN THE EFFECTIVE DATE AND THE TERMINATION OF THIS AGREEMENT RELATING TO WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF IMS (INCLUDING ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS). If Customer requires assistance in converting Customer's data to a new format, or requires assistance from IMS relative to Customer's transition to an alternative claim administration arrangement, then IMS shall provide such services at the then current rates charged by IMS for the services specified in Section II of SCHEDULE B. This obligations under this Paragraph (C) shall survive any termination of this Agreement.

ARTICLE IX. WARRANTIES AND COVENANTS BY IMS

IMS covenants that IMS will comply in all material respects with the law of the state or states covered by this Agreement and with the rules and regulations of all regulatory authorities having jurisdiction over IMS' activities, and shall, whenever necessary, maintain at its own expense all required licenses to transact business in such states. IMS warrants to Customer that (a) IMS owns or otherwise has the right to use the Proprietary System used to perform the Run Off Claim Services, and the rights to such Proprietary System granted hereunder will not knowingly infringe upon a third party's copyright or patent rights;
(b) IMS is duly authorized to transact the business of servicing insurance companies; and (c) the express warranties provided here and elsewhere in this Agreement are IMS' only warranties and no other warranty, express or implied, including any warranty of merchantability, fitness or fitness for a particular purpose, will apply to the provision of Run Off Claim Services under this Agreement.

ARTICLE X LIABILITY, LIMIT OF LIABILITY, INDEMNITIES AND REMEDIES

A. The parties shall assume the following obligations and liabilities as specified below and subject to the limitations on liability set forth in
     Article X, (B) below:

     a) IMS shall indemnify, defend and hold harmless Customer, its officers, directors, employees and controlling persons from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including reasonable attorneys' fees, incurred directly as a result of any material breach of IMS' obligations under this Agreement or the material breach of any representation or warranty made by IMS to Customer pursuant hereto;

     b) Customer shall indemnify, defend and hold harmless IMS, its officers, directors, employees and controlling persons from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including reasonable attorney's fees, incurred directly as a result of any material breach of Customer's obligations under this Agreement or the material breach of any representation or warranty made by Customer to IMS pursuant hereto;

     c) Customer agrees that in the event IMS is in violation of any code, statute or law(s) due directly or indirectly to the acts or omissions of required actions of Heartland Insurance Marketing Group, Inc., Heartland Claim Services, Inc., then Customer shall assume the responsibility and liability for such acts or omissions and shall indemnify and hold IMS harmless for any such liability;

     d) Customer agrees to, and shall cause its affiliates, subsidiaries, agents and fronting companies, jointly and severally, to indemnify, defend and hold harmless IMS, its officers, directors, employees, agents, representatives, and controlled and controlling


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          persons (collectively "IMS Indemnitees") from and against any and all liabilities, losses, damages, demands, claims (including, but not limited to, claims for infringement on a party's proprietary rights), suits, actions, causes of action, proceedings, assessments, judgments, awards, penalties, settlements, fees, costs and/or expenses of any kind or nature whatsoever asserted against, resulting to, imposed upon or incurred by IMS or any of IMS' Affiliates, directly or indirectly, by reason of, arising out of, relating to or resulting from (i) any agreement, obligation or relationship, contractual or otherwise, that Customer has or ever had with either Heartland Insurance Marketing Group, Inc. or Heartland Claim Services, Inc., or any of its affiliates or subsidiaries; (ii) the performance of Run Off Claim Services on any claim file that was opened by someone other than IMS, or (iii) IMS use of the Allenbrook System.

B. Except for: (i) fees and expenses payable to IMS under Article VI of this Agreement; (ii) acts of fraud, gross negligence or willful misconduct; and
     (iii) violations of Article VII of this Agreement; and (iv) Customer's indemnification of IMS under Article X(A)-(c) and (d) of this Agreement, each party's maximum liability ("Maximum Liability") to the other party for any cause whatsoever, during any one calendar year shall be limited to direct damages incurred by that party and shall not exceed the amount of compensation paid by the Customer under SCHEDULE B of this Agreement for the three (3) months immediately preceding the breach or cause of liability. Further, IMS shall not be liable for any lost profits, business goodwill, or other consequential, punitive, special or incidental damages incurred by Customer.

C. All parties agree to promptly give the others notice upon being notified or becoming aware of any and all allegations or claims, which could give rise to a claim under this Article.

D. The obligations of the parties under this Article shall survive termination of this Agreement, regardless of the reason for termination.

ARTICLE XI. GENERAL AGREEMENTS

A. The parties shall not be liable or deemed to be in default hereunder for any delay or failure in performance under this Agreement or interruption of the Run Off Claim Services resulting, directly or indirectly, from unforeseeable, natural acts (including but not limited to weather catastrophes such as floods, hurricanes, tornadoes, windstorms, ice storms, blizzards and hail storms), civil or military authority, labor disputes or any similar cause beyond the reasonable control of the parties.

B. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:


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     If to Customer to:

     360 Central Avenue
     17th Floor
     St. Petersburg, FL 33733
     Attn: Robert G. Menke, President
     FAX (727) 823-6518


     If to IMS to:

     360 Central Avenue
     16th Floor
     St. Petersburg, FL 33733
     Attn: David M. Howard, President
     FAX (727) 803-2076


     Notices sent by hand delivery shall be deemed effective on the date of actual hand delivery. Notices sent by overnight carrier shall be deemed effective on the next Business Day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the fifth Business Day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on the day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient), otherwise they shall be deemed effective on the next Business Day.

C. This Agreement, and the exhibits, schedules and appendices attached hereto, contain all of the prior oral and/or previously written agreements, representations, and arrangements between the parties hereto with regards to the Run Off Claim Services. There are no representations or warranties other than those set forth herein. No change or modification of this Agreement, including the exhibits, schedules and appendices hereto, shall be valid unless the same shall be in writing and signed by all of the parties hereto. All exhibits, schedules, appendices, addendum of any kind, or attachments to this Agreement shall be made a part of this Agreement and shall be subject to all terms and conditions of this Agreement.

D. Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires. Article headings are intended for purposes of description only and shall not be used for purposes of interpretation of this Agreement.

E. Should any part of this Agreement for any reason be declared invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if the Agreement had been executed with the invalid portion thereof eliminated. It is, therefore, declared the intention of the parties hereto that each of them will have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared void.

F. If either party should bring an action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare, void or terminate this Agreement or any provisions thereof (in compliance with the Dispute Resolution Procedures detailed in Section XII of this Agreement) the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorneys' fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorneys' fees were incurred. The venue for any action related to this Agreement shall be in Pinellas County, Florida. This Agreement and all matters arising hereunder shall be governed by and determined in accordance with the laws of the State of Florida without giving effect to any choice of law provisions. The obligations of the parties under this Paragraph F shall survive termination of this Agreement, regardless of the reason for termination.

G. Neither IMS nor Customer shall assign this Agreement or any of its rights hereunder without the prior written consent of the non-assigning party. For purposes of this Agreement, an assignment of this Agreement shall be equivalent to a Change of Control.

H. The parties agree not to disclose the terms and conditions of this Agreement to any third party, except (i) as required in the normal conduct of Customer's business, or (ii) as required by law or regulation including, without limitation, any Federal securities law, or regulation.

ARTICLE XII.   DISPUTE RESOLUTION PROCEDURES

A. The parties will attempt in good faith to promptly resolve any material dispute regarding this Agreement by negotiations between senior management ("Senior Management") of the parties. Senior Management of each party will meet within ten (10) calendar days of notice ("Notice of Dispute") by a party of the existence of a material dispute, at a mutually agreed time and place, to resolve the material dispute. At the meeting of Senior Management, to be attended by an individual from each party who shall have authority to settle the dispute, each party shall verbally state the issues in the material dispute and their positions. If the material dispute is not resolved to the mutual satisfaction of the parties within seven (7) calendar days of the meeting of Senior Management, then the parties may attempt to resolve the controversy using mediation.

B. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) calendar days of the issuance of a party of a Notice of Dispute, or if either party will not participate in mediation, then either party may initiate arbitration upon fifteen (15) calendar days written notice to the other party. Notwithstanding the foregoing, all deadlines specified above may be extended upon mutual written agreement of the parties.

C. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo, all claims, disputes, controversies and other matters relating to breach of this Agreement which cannot be resolved by the parties shall be settled by arbitration in accordance with this Agreement.

D. Notice requesting arbitration ("Arbitration Notice"), or any other notice made in connection therewith, shall be made in writing by one party and sent by certified mail, return receipt requested, to the other party. The Arbitration Notice shall state in particular all issues to be resolved in the view of the complaining party, shall appoint the arbitrator selected by the complaining party and shall set a tentative date for the arbitration hearing, which date shall be no sooner than forty-five (45) calendar days and no later than ninety (90) calendar days from the date that the Arbitration Notice is mailed. Within twenty (20) calendar days of receipt of the complaining party's Arbitration Notice, the respondent shall notify the complaining party of the name of its appointed arbitrator. When the two arbitrators have been appointed, they shall agree on a third independent arbitrator and shall appoint such person by written notice to the parties signed by both arbitrators within thirty (30) calendar days from the date of the appointment of the second arbitrator. If the two arbitrators fail to agree upon the appointment of an independent arbitrator at the end of thirty (30) calendar days following the appointment of the second arbitrator, then the independent arbitrator shall be appointed by the American Arbitration Association ("AAA"), or its successor, in accordance with its then prevailing commercial arbitration rules then in effect. The three (3) arbitrators shall constitute the arbitration board ("Board"). The parties agree that the location for conducting the arbitration, regardless of the party bringing the complaint, will be in Pinellas County, Florida.

E. The members of the Board shall be active or retired (i) lawyers or professionals familiar with insurance and/or (ii) active or former officers or management employees of insurance and/or data processing firms and/or software development companies. The person selected by the two respective arbitrators appointed by the parties shall be the umpire or chief arbitrator and must be a licensed attorney.

F. Arbitration shall be conducted in accordance with the Commercial Rules of the AAA then in effect except as modified herein.

G. The parties agree that all then current employees of each with information relevant to the dispute between the parties will be voluntarily produced, at the employer's expense, for all proper discovery and arbitration hearings.

H. The cost of the arbitration relative to the arbitrators and the AAA ("Costs") shall be borne equally pending the arbitrators' award. Each party shall bear its own expenses for attorneys' fees. The prevailing party in any arbitration proceeding hereunder shall be entitled, in addition to such other relief as may be granted, to recover the portion of the Costs incurred by that party in connection with arbitration under this Agreement prior to the award.

I. The parties agree that the Board shall be required to render its decision in writing within thirty (30) calendar days of the conclusion of the arbitration proceedings, unless such time shall be extended by mutual written agreement of the parties.

J. With respect to any matter brought before the Board, the Board shall make a decision having regard to the intentions of the parties, the terms of this Agreement, and custom and usage of the insurance industry. Such decisions shall be in writing and shall state the findings of fact and conclusions of law upon which the decision is based, provided that such decision may not (i) award consequential, punitive, special, incidental or exemplary damages, or (ii) unless specifically requested by a party pursuant to the terms of this Agreement, otherwise terminate this Agreement or any provisions thereof. The decision shall be based exclusively upon the evidence presented by the parties at a hearing in which evidence shall be allowed and such decision shall be final and binding upon all parties to the proceeding and may be entered by either party in any court having competent jurisdiction.

K. The obligations of the parties under this Section XII shall survive termination of this Agreement, regardless of the reason for termination.

  IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the date and year first set forth above.

-------------------------------------------------------------------------------
  "IMS"

  INSURANCE MANAGEMENT SOLUTIONS, INC.

-------------------------------------------------------------------------------


  By: /s/ Robert G. Gantley  Robert G. Gantley
      --- ------ -- -------

  As its:   COO              COO
          -----------------

-------------------------------------------------------------------------------
  "CUSTOMER"


-------------------------------------------------------------------------------
  BANKERS INSURANCE COMPANY

  By: /s/ Robert G. Menke     Robert G. Menke
      --- ------ -- -------

  As its:   President         President
          -----------------

-------------------------------------------------------------------------------
  FIRST COMMUNITY INSURANCE COMPANY

  By: /s/ Robert G. Menke     Robert G. Menke
      --- ------ -- -------

  As its: President           President
          ----------------

-------------------------------------------------------------------------------

  SCHEDULES:

  SCHEDULE "A" -    AUTHORIZED STATES AND INSURANCE PROGRAM
  SCHEDULE "B" -    PRICING SCHEDULE

  EXHIBITS:

  EXHIBIT I -       RUN OFF CLAIM SERVICES
  -----------------------------------------------------------
  EXHIBIT II        PROJECTION OF THE ESTIMATED COST MATRIX
  -----------------------------------------------------------

                                   SCHEDULE A
                                   -------- -

                    AUTHORIZED STATES AND INSURANCE PROGRAM
                    ---------- ------ --- --------- -------



IMS shall provide Run Off Claim Services as described in EXHIBIT I for the following authorized line(s) of business ("Authorized Line of Business") in the following authorized state(s)("Authorized States"):

1.        AUTHORIZED LINE OF BUSINESS:

          Automobile and Homeowners.
          ----------------------------------------------------------

2.        AUTHORIZED STATES:

          The State of Texas.
          ----------------------------------------------------------

                                   SCHEDULE B
                                   ----------
                                PRICING SCHEDULE
                                ----------------

[*]


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                   EXHIBIT 1
                                   ---------

                    RUN OFF CLAIM (ADMINISTRATION) SERVICES


IMS will perform the following Run Off Claim Services on Customer's behalf, for the Insurance Program, in compliance with applicable law, and subject to periodic review and audit thereof by Customer throughout the term of this
Agreement:

I.    Claim Adjusting and Program Management

      IMS will:

      A. Administer claims in accordance with the terms and conditions of Customer's Insurance Program policies, this Agreement, and applicable state insurance laws, rules, and regulations that pertain to claim handling.
      B. Provide appropriate staff to service Customer's Insurance Program claim business based upon claim volume.
      C. Conduct internal Insurance Program claim file audits and quarterly file reviews.
      D.  Utilize IMS' claim handling best practices.
      E.  Provide vendor management.

II.   Claim Adjusting Support

      IMS will:

      A. Utilize and manage external adjusters and appraisers, in field locations not staffed by IMS or Customer. Decisions as to when to use external adjusters and appraisers will be made by IMS and will be based on each individual Insurance Program claim file and the need for external investigation in order to document the facts.

      B. In field locations not staffed by IMS or Customer. Decisions as to when to use of external adjusters and appraisers will be made by IMS and will be based on each individual Insurance Program claim file and the need for external investigation in order to document the facts.

      C. Perform all services necessary to collect subrogation or salvage that may benefit Customer.

      D. Manage claim litigation through the use of external defense counsel and litigation management planning.

      E. Investigate insurance fraud indicators through the IMS' special investigation unit and conform with all filed and state specific fraud plans and any other statutory or regulatory requirements, where appropriate.

      F. Conduct and manage review of claim file medical records utilizing IMS' internal medical resource unit, where appropriate.

III.  Claim Service Center

      IMS will:

      A. Handle and process initial Insurance Program loss reports received by Customer or Customer's prior claim administration services vendor, only if the information submitted by Customer or Customer's prior claim administration services vendor is sufficient to enter a claim into the IMS claim system. Sufficient information required to set up a claim on the AS 400 Claim System is insured name, policy number, address, telephone number, damaged property, and description of the accident.

      B. Provide claim adjusting core clerical support, which includes all mail processing, file control and industry reporting (e.g. index bureau, NICB, Fraud Bureau and provider of service) to the extent that Customer is a member, which includes routing, filing, sorting, photocopying claims files, delivering, printing, bar coding, faxing of claim material, mail indexing, mail matching, mail preparation, and sending mail.

      C. Maintain operating hours of 7:30 A.M. to 8:00 P.M. Eastern Standard Time (EST), Monday through Friday, excluding bank holidays for Florida State Banks or an IMS paid holiday (New Year's Day, Memorial Day, Independence Day, Thanksgiving Day, day after Thanksgiving, Christmas Eve (after 12:00 P.M. Eastern Standard Time) and Christmas Day). IMS will provide First Notice of Loss reporting services twenty-four (24) hours per day seven (7) days per week.

IV.   Claim System

      IMS will:

      A. Utilize an AS400 based claim system for Insurance Program claim documentation and processing.
      B. IMS will enter basic Insurance Program loss and financial information in the Allen Brook Proprietary System.
      C. Provide Customer with remote claim system access to the AS400 (view only) as reasonably requested by Customer subject to the fees described in Schedule B.

      Customer will:

      A. Provide IMS access to the Allen Brook Proprietary System for the purpose of allowing IMS to retrieve information and input data into the system.

V.    Catastrophe Claims

      IMS will:

      A. Adjust Customer's Insurance Program claims which result from a weather catastrophe.

VI.   Management Reporting

      IMS will:

      A. Provide Customer with standard monthly claim summary reports when reasonably requested by Customer.

VII.  Claim Account

      A. Customer will maintain a daily register of checks drawn on the Insurance Program claims account for each loss payment and expense.
      B. Any monies collected by IMS, under this Agreement, for salvage, subrogation, contribution or deductible reimbursement will be deposited by IMS in the Insurance Program claims account within one Business Day upon receipt by IMS thereof.

VIII.  Accounting

       A. Customer will issue checks related to claim handling.
       B. IMS will provide no accounting services; including, but not limited to:

          -    Annual statement support
          -    Statistical reporting
          -    Month-end processing
          -    Month-end reporting